UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 14, 2006
WINDSTREAM CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32422	20-0792300
(Commission File Number)	(IRS Employer Identification No.)
4001 Rodney Parham Road, Little Rock, Arkansas 72212
(Address of Principal Executive Offices, Including Zip Code)
(501) 748-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (b) On December 12, 2006, Windstream Corporation (“Windstream”) announced that it would split off its directory publishing business in a tax-free transaction with entities affiliated with Welsh, Carson, Anderson & Stowe, a private equity investment firm. In connection with the execution of the Share Exchange Agreement for the transaction, Anthony J. deNicola agreed to resign from the Windstream Board of Directors prior to the next regular Board meeting scheduled for February 2007. On December 14, 2006, Mr. deNicola tendered his resignation from the Windstream Board of Directors effectively immediately.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM CORPORATION
By:	/s/ John P. Fletcher
John P. Fletcher
Executive Vice President and General Counsel

Dated: December 20, 2006